Exhibit 99.1

PRESS RELEASE

By Trawick H. Stubbs, Jr.

Stubbs & Perdue, P.A., attorneys for Cape Fear Bank Corporation

On June 23, 2009, Cape Fear Bank Corporation filed a Chapter 11 bankruptcy case in the United States Bankruptcy Court for the Eastern District of North Carolina, seeking to wind down its affairs after the closing of its wholly owned subsidiary, Cape Fear Bank on April 10, 2009. Cape Fear Bank Corporation intends to liquidate and distribute all of its assets to its creditors pro rata, under the supervision of the Bankruptcy Court, through a Plan of Liquidation filed simultaneously with its bankruptcy case. Cape Fear Bank was seized by the North Carolina Commissioner of Bank and the FDIC was appointed as receiver on April 10, 2009. Cape Fear Bank Corporation’s primary asset consisted of its stock in Cape Fear Bank, which was lost after the FDIC was appointed as the receiver for the bank.

Further questions concerning this case should be directed to Trawick H. Stubbs, Jr., of Stubbs & Perdue, P.A., attorney for Cape Fear Bank Corporation, at (252) 633-2700.